Exhibit 99.1

CBTX, Inc. Announces Redemption of Certain of its Trust Preferred Securities

November 9, 2018

FOR IMMEDIATE RELEASE

HOUSTON, November 9, 2018 (GLOBE NEWSWIRE) -- CBTX, Inc. (Nasdaq: CBTX), the bank holding company for CommunityBank of Texas N.A. (the “Company”), today announced that Crosby Statutory Trust I (the “Crosby Trust”) will redeem all of the Crosby Trust’s issued and outstanding trust preferred securities (the “Crosby Securities”) on December 17, 2018 (the “Crosby Redemption Date”). The aggregate redemption price (the “Crosby Redemption Price”) is $5,155,000 plus accrued and unpaid interest to the Crosby Redemption Date, totaling approximately $5.2 million.

The redemption of the Crosby Securities is a result of the concurrent redemption that will be made by the Company, as the successor in interest to Crosby Bancshares, Inc., of its Junior Subordinated Debt Securities due December 15, 2035, all of which are held by the Crosby Trust. Notice of the redemption and payment of the aggregate Crosby Redemption Price will be made to registered holders of the Crosby Securities on the Crosby Trust’s behalf by U.S. Bank National Association (the “Crosby Trustee”). The Crosby Securities are to be surrendered for payment of the Crosby Redemption Price to U.S. Bank National Association, 100 Wall Street, 19th Floor, New York, New York 10005, Attention: Corporate Trust Services - Crosby Statutory Trust I. Questions regarding the redemption of the Crosby Securities may be directed to the Crosby Trustee by calling (617) 603-6431.

The Company today also announced that County Bancshares Trust I (the “County Trust”) will redeem all of the County Trust’s issued and outstanding trust preferred securities (the “County Securities,” and together with the Crosby Securities, the “Capital Securities”) on January 7, 2019 (the “County Redemption Date”). The aggregate redemption price (the “County Redemption Price”) is $5,671,000 plus accrued and unpaid interest to the County Redemption Date, totaling approximately $5.7 million.

The redemption of the County Securities is a result of the concurrent redemption that will be made by the Company, as the successor in interest to County Bancshares, Inc., of its Junior Subordinated Debt Securities due April 7, 2035, all of which are held by the County Trust. Notice of the redemption and payment of the aggregate County Redemption Price will be made to registered holders of the County Securities on the County Trust’s behalf by Wells Fargo, National Association (the “County Trustee”). The County Securities are to be surrendered for payment of the County Redemption Price to Wells Fargo, National Association, 919 Market Street, Suite 700, Wilmington, DE 19801 Attention: Corporate Trust Division. Questions regarding the redemption of the County Securities may be directed to the County Trustee by calling (302) 575-2007.

About CBTX, Inc.

CBTX, Inc. is the bank holding company for CommunityBank of Texas, N.A., a commercial bank offering solutions to small and mid-sized businesses and professionals in Houston, Beaumont, Dallas and surrounding communities in Texas. Visit www.communitybankoftx.com for more information.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which include, but are not limited to, statements containing the words “will”, “may”, “intend”, or “believe” and statements concerning the timing and the redemption of the Capital Securities. These statements are necessarily subject to risk and uncertainty, including the risk that negative performance of our business may impact the timing and the redemption of the Capital Securities, and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by the Company with the Securities and Exchange Commission, such as the risk factors discussed in the Company’s Annual Report on Form 10-K. You should not place undue reliance on forward-looking statements and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward- looking statement is made.

Investor Relations:

James L. Sturgeon

281.325.5013

investors@CBoTX.com

Media Contact:

Ashley Warren

713.210.7622

awarren@CBoTX.com

Source: CommunityBank of Texas, N.A.